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                                                                    Exhibit 16.1


Deloitte & Touche LLP
Two Jericho Plaza
Jericho, New York 11753-1683

Tel: (516) 935-9000
Fax: (516) 935-9056

                                             Deloitte
                                             & Touche   [logo]





November 9, 2001


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of ATC Healthcare, Inc. dated November 9, 2001.

Yours truly,


\s\ Deloitte & Touche LLP
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Deloitte & Touche LLP